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EXHIBIT 99.1
_____________________________________________________CONTACT:
                                                                      Ana Thorne
                                                         Quarterdeck Corporation
                                                                    310-309-3787
                                                         athorne@quarterdeck.com
FOR IMMEDIATE RELEASE
                                                                       Sue Bohle
                                                               The Bohle Company
                                                                    310-785-0515
                                                                   sue@bohle.com
                                                                      Fiona Ross
                                                       Financial Relations Board
                                                                    310-442-0599
                                                                 far@la.frbd.com
                                                (for financial information only)


            QUARTERDECK CORPORATION SECURES NEW $12M LINE OF CREDIT

          - NEW CREDIT FACILITY OFFERS COMPANY GREATER AVAILABILITY -

    MARINA DEL REY, CALIF. - APRIL 14, 1997 - Quarterdeck Corporation (Nasdaq:QDEK) today announced it has closed a new $12 million lending facility with a division of NationsBank. This new line of credit, which replaces an existing credit facility, offers the company extended accessibility.

    "We are pleased that this new line offers significantly greater availability through an expanded borrowing base," said Curtis Hessler, president and CEO of Quarterdeck Corporation. "This credit facility, with fewer restrictions, gives the company increased borrowing flexibility."

    Quarterdeck's cash balance at the end of the 1997 March quarter was in excess of $9 million. In addition, during the quarter the company repaid approximately $1.75 million of bank debt.

                                             - MORE -

    QUARTERDECK CORPORATION SECURES NEW $12M LINE OF CREDIT

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    ABOUT QUARTERDECK

    Quarterdeck Corporation is a developer and marketer of utilities and communications software for small business, home office, corporate, government and individual personal computer users.

    Its worldwide headquarters are in Marina del Rey, California, with Dublin, Ireland serving as its European headquarters. Further information on the company and its products may be obtained by calling 800-683-6696 toll free, or 813-523-9700, by accessing Quarterdeck's Web site at http://www.quarterdeck.com, or by sending email requests to info@quarterdeck.com.

    NOTE TO EDITORS: If you would like more information on Quarterdeck Corporation and its products, please view the Quarterdeck Press Center at http://www.quarterdeck.com/qdeck/press.

    Quarterdeck is a registered trademark of Quarterdeck Corporation or its subsidiaries. All other brands and products referenced herein are the trademarks or registered trademarks of their respective holders.

    This release contains forward-looking statements which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.













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TO CONTACT QUARTERDECK:

PRODUCT INFORMATION:              800-683-6696

                                  813-523-9700

                                  813-523-2391 FAX

Q/FAX PRODUCT INFO.:              800-371-4566

ONLINE STORE:                     http://www.qdeck.com/qdeck/howbuy

CUSTOMER SERVICE:                 800-354-3222

                                  573-443-3282

                                  800-354-3329 FAX

                                  info@quarterdeck.com

TECHNICAL SUPPORT:                Forum.qdeck.com

                                  573-875-0932 Utilities

                                  573-875-0530 Procomm Plus

                                  573-499-4558 IWARE Connect

                                  800-339-1136 Priority Support

WEB SITE:                         http:/www.quarterdeck.com

COMPUSERVE:                       GO QUARTERDECK














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